EXHIBIT 23.1







   INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in the Registration Statement of Universal Foods Corporation on Form S-8 of our reports dated
   November 11, 1993, which expressed unqualified opinions and included an explanatory paragraph relating to the change in method of accounting for postretirement benefits other than pensions and postemployment benefits to conform with Statements of Financial Accounting Standards No. 106 and
   No. 112, respectively, appearing in the Annual Report on Form 10-K of Universal Foods Corporation for the year ended September 30, 1993.





   Deloitte & Touche LLP
   Milwaukee, Wisconsin

   September 9, 1994